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EXHIBIT A

PROMISSORY NOTE (SECURED)
Term Loan

$21,000,000.00

Chicago, Illinois, March 4, 2002

Maturity Date: March 3, 2003

        FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of Twenty One Million and 00/100 Dollars, or such lesser principal sum as may then be owed by Borrower to Bank hereunder, which sum shall be due and payable on March 3, 2003 (the "Maturity Date").

        Borrower's obligations and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, including those evidenced in rate hedging agreements designed to protect the Borrower from the fluctuation of interest rates, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note, any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower, or by oral agreement or operation of law or otherwise shall be defined and referred to herein as "Borrower's Liabilities."

        The unpaid principal balance of Borrower's Liabilities due hereunder shall bear interest from the date hereof until paid, computed in accordance with one of the following, as selected by the Borrower: (i) at a daily rate equal to the daily rate equivalent of 139 basis points in excess of the 90 day London Interbank Offered Rate in accordance with the London Interbank Offered Rate Borrowing Agreement ("LIBOR Borrowing Agreement") between Borrower and Bank of even date herewith; or (ii) at a daily rate equal to the daily rate equivalent of the rate of interest announced or published publicly from time to time by Bank as its prime or base rate of interest minus 1.25% computed on the basis of a 360-day year and actual days elapsed (the "Base Rate"); provided, however, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of the rate that would be in effect in accordance with clause (ii) above plus 3%.

        If the rate of interest to be charged by Bank to Borrower hereunder is that specified in clause (ii) above, such rate shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Base Rate, whichever is applicable.

        Unless otherwise provided in the LIBOR Borrowing Agreement, accrued interest shall be payable by Borrower to Bank on the last business day of April, July, October and January and on the Maturity Date, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter. After maturity, accrued interest on all of Borrower's Liabilities shall be payable on demand. Borrower shall make a principal payment of $2,000,000 on January 2, 2003.

        Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note to purchase First National of Nebraska, Inc. common stock and refinance existing debt at Bank.

        To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Note and/or any other agreement, instrument or document heretofore, now and/or from time to time hereafter delivered by or on behalf of Borrower to Bank, Borrower grants to Bank a security interest in and to the following property: (a) all of Borrower's now existing and/or owned and hereafter arising or acquired monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee for any purpose; (b) all of the Collateral (as defined in the Stock Pledge and Security Agreement dated the date hereof) in accordance with said Stock Pledge and Security Agreement.

        Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities.

        Borrower agrees to deliver to Bank immediately upon Bank's demand, such additional collateral as Bank may request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, or should Bank deem itself insecure for any reason whatsoever, including without limitation a material adverse change in the financial condition of Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to Bank, at any time upon Bank's demand, all agreements, instruments, documents and other written matter that Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Note or of any financing statement, shall be sufficient as a financing statement.

        Upon notice to Borrower, Bank may take any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank's security interest therein, and in particular Bank may at any time after the occurrence of an Event of Default (as defined below) (i) transfer the whole or any part of the Collateral into the name of the Bank or its nominee, (ii) collect any amounts due on Collateral directly from persons obligated thereon, (iii) take control of any proceeds and products of Collateral, (iv) sue or make any compromise or settlement with respect to any Collateral and/or (v) take any other action permitted in the Stock Pledge and Security Agreement. Borrower hereby releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) Bank's taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.

        The occurrence of any one of the following events ("Event of Default") shall constitute a default by the Borrower under this Note: (a) if the Borrower fails to make payment when due or where applicable upon demand, or fails to make any payments as provided for herein or in any other promissory note executed by Borrower for the benefit of the Bank and such failure continues for three (3) Business Days (as defined below); (b) if there continues to exist any breach of any obligation of Borrower under this Note, the Stock Pledge and Security Agreement or any other loan document and such breach remains uncured beyond the applicable time period, specifically provided therefore or if no time period is specifically provided, if such breach continues for ten (10) Business Days; (c) if any representation or warranty made by Borrower herein, or in any other agreement now or at any time hereafter existing between Borrower and Bank, is breached or is false or misleading, or any schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of Borrower to Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified and such breach or false or misleading information continues for ten (10) Business Days; (d) if (i) Borrower, any affiliate of Borrower fails to perform or observe any covenant or agreement contained in any other agreement with Bank, or if any condition contained in any agreement with Bank is not fulfilled, and such failure or nonfulfillment remains uncured beyond the applicable time period, if any, specifically provided therefor, or if no time period is specifically provided, continues for ten (10) Business Days or (ii) a default or event of default (as defined in any such agreement) occurs under any other agreement with Bank and such default or event of default continues for ten (10) Business Days; (e) if the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Nebraska Department of Banking and Finance, the Iowa Division of Banking, the Office of the Comptroller of the Currency or any other governmental agency charged with the regulation of bank holding companies or depository institutions: (i) issues to Borrower or any affiliate of Borrower, or initiates any action, suit or proceeding to obtain against, impose on or require from Borrower or any affiliate of Borrower, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by any subsidiary of Borrower or the payments of any debt by Borrower, restrictions that make the payment of the dividends by any subsidiary of Borrower or the payment of debt by Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the Federal Deposit Insurance Act, or any similar enforcement action, measure or proceeding; or (ii) proposes or issues to any executive officer or director of the Borrower, or any affiliate of Borrower or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order, or the assessment of civil monetary penalties; (f) if any subsidiary of Borrower is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for any subsidiary of Borrower; (g) if Borrower or any affiliate of Borrower becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business; or if a trustee of any substantial part of the assets of Borrower, or any affiliate of Borrower is applied for or appointed, and if appointed in a proceeding brought against Borrower, Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within thirty (30) days after such appointment, such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; (h) if any proceedings involving Borrower or any affiliate of Borrower are commenced by or against Borrower or any affiliate of Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, with respect to Borrower only, if such proceedings are instituted against Borrower, Borrower by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within thirty (30) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; (i) if one or more judgments, writs, warrants of attachment, or any similar process or processes, in the total collective aggregate amount in excess of $500,000, shall be entered or filed against Borrower or any affiliate of Borrower or against any of their property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; (j) fifteen (15) days after notice thereof, if Borrower or any affiliate of Borrower continues to be in default in any payment of principal or interest for any other obligation or in the performance of any other term, condition or covenant contained in any material agreement (including but not limited to an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity; (k) if the Collateral is attached, seized, subjected to a writ of distress warrant, or is levied upon or becomes subject to any lien, claim, security interest or other encumbrance of any kind, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (l) if Borrower applies for, consents to or acquiesces in the appointment of a trustee, receiver, conservator or liquidator for itself under Chapter 7 or Chapter 11 of the United States Bankruptcy Code (the "Code Provisions"), or in the absence of such application, consent or acquiescence, a trustee, conservator, receiver or liquidator is appointed for Borrower under the Code Provisions, and is not discharged within thirty (30) days, or any bankruptcy, reorganization, debt arrangement or other proceeding or any dissolution, liquidation, or conservatorship proceeding is instituted by or against Borrower under the Code Provisions, and if instituted against Borrower, is consented or acquiesced in by it or remains for thirty (30) days undismissed, or if Borrower is enjoined, restrained or in any way prevented from conducting all or any material part of its business under the Code Provisions; (m) if any subsidiary of Borrower applies for, consents to or acquiesces in the appointment of a receiver for itself, or in the absence of such application, consent or acquiescence, a receiver is appointed for any subsidiary of Borrower, and is not discharged within thirty (30) days; (n) if ten percent (10%) or more of the outstanding voting stock of Borrower shall be acquired (with or without consideration), directly or indirectly, by a person or entity, or group of persons or entities acting in concert, whether in one transaction or a series of transactions, where such person, entity or group is not a stockholder of the Borrower as of the date of the Agreement; (o) upon the revocation, termination or cancellation of any guaranty of Borrower's Liabilities without written consent of Bank; (p) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, "ERISA") sufficient to give rise to a lien under Section 302(f) of ERISA; (q) cause each Bank Subsidiary's ratio of (i) tangible equity capital as of the end of any calendar quarter to (ii) average total assets for such calendar quarter to be not less than seven percent (7.0%) at all times; for the purposes of this section, "tangible equity capital" shall mean the sum of the common stock, surplus and retained earnings accounts reduced by the amount of any goodwill; (r) if Borrower shall fail to cause each subsidiary of the Borrower to maintain a ratio of nonperforming assets to total loans and other real estate owned of less than three percent (3.00%) at all times (the ratio set forth in this clause (r) shall be measured quarterly and shall be derived from the applicable quarterly financial statements filed with the appropriate governmental agency. For purposes of this clause (r) "nonperforming assets" shall mean the sum of all other real estate owned, non-accrual loans, restructured loans and loans on which any payment is ninety (90) or more days past due which is still accruing interest and "total loans and other real estate owned" shall mean total loans and other real estate owned); or (s) if the Borrower (on a consolidated basis) shall fail to maintain and cause each subsidiary of Borrower to maintain such capital as may be necessary to be classified as a "well capitalized" institution in accordance with the regulations of their primary federal regulator as in effect on the date of this Note. The defined term "Business Day" shall mean any day other than Saturday, Sunday, a day that is a legal holiday under the laws of the State of Illinois, or any other day on which banking institutions located in Illinois are authorized or required by law or other governmental action to close.

        Borrower covenants and agrees that so long as any of Borrower's Liabilities remain outstanding, and (even if there shall be no Borrower's Liabilities outstanding) so long as this Note remains in effect (unless Bank shall give its prior written consent thereto): (a) Borrower shall not, and Borrower shall not permit any of its subsidiaries (other than Diversified) to, create, assume, incur, have outstanding, or in any manner become liable in respect of any indebtedness for borrowed money, other than, in the case of the bank subsidiaries, in the ordinary course of business and in accordance with applicable laws and regulations and safe and sound banking practices, and except to fund purchases by Borrower of additional shares in Washington County Bank for their reasonable fair market value. For purposes of this Note, the phrase "indebtedness" shall mean and include: (i) all items arising from the borrowing of money, which according to GAAP now in effect, would be included in determining total liabilities as shown on the balance sheet; (ii) all indebtedness secured by any Lien on property owned by Borrower or any subsidiary whether or not such indebtedness shall have been assumed; (iii) all guarantees and similar contingent liabilities in respect to indebtedness of others; and (iv) all other interest-bearing obligations evidencing indebtedness to others; (b) Borrower shall not, and Borrower shall not permit any of its subsidiaries (other than Diversified) to, create, assume, incur, suffer or permit to exist (other than (i) in the ordinary course of business and in accordance with applicable laws and regulations and, in the case of the bank subsidiaries, safe and sound banking practices, (ii) tax liens with respect to real estate taxes not yet due and payable.

        Upon the occurrence of any default, at Bank's option, without notice by Bank to or demand by Bank of Borrower: (i) all of Borrower's Liabilities shall be immediately due and payable; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor; (iii) Bank may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and/or (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of any such sale only when the same are actually received by Bank.

        Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower.

        All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafterto demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note, and hereby ratify and confirm whatever Bank may do in this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

        Borrower agrees to pay, immediately upon demand by Bank, any and all costs, fees and expenses (including reasonable attorneys' fees, costs and expenses) incurred by Bank (i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note, Borrower's Liabilities or the Collateral, and to the extent not paid the same shall become part of Borrower's Liabilities.

        This Note shall be deemed to have been submitted by Borrower to Bank and to have been made at Bank's principal place of business. This Note shall be governed and controlled by the internal laws of the State of Illinois and not the law of conflicts.

        Advances under this Note may be made by Bank upon oral or written request of any person authorized to make such requests on behalf of Borrower (an "Authorized Person"). Borrower agrees that Bank may act on requests which Bank in good faith believes to be made by an Authorized Person, regardless of whether such requests are in fact made by an Authorized Person. Any such advance shall be conclusively presumed to have been made by Bank to or for the benefit of Borrower' Borrower does hereby irrevocably confirm, ratify and approve all such advances by Bank and agrees to indemnify Bank against any and all losses and expenses (including reasonable attorneys' fees) and shall hold Bank harmless with respect thereto.

        THIS NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOAN REFERENCED HEREIN IS TO BE FUNDED AND REPAID AT, AND THIS NOTE IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (a) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (b) WHERE ANY OTHER INSTRUMENT IS EXECUTED OR DELIVERED; (c) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH INSTRUMENT IS MADE OR REQUIRED TO BE MADE; (d) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH INSTRUMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (e) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (f) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (g) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION

OTHER THAN THE STATE OF ILLINOIS; OR (h) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER RECOGNIZES THAT THE LENDER'S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS AND THAT THE LENDER MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, BORROWER IRREVOCABLY (i) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE NOTE AND/OR THE LOAN EVIDENCED HEREBY MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE CIRCUIT COURT OF COOK COUNTY, AT THE LENDER'S OPTION; (ii) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (iii) WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (iv) AGREES TO JOIN THE LENDER IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE LENDER. THE BORROWER WAIVES TRIAL BY JURY AND ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER IN THE COURTS REFERENCED IN CLAUSE (i) ABOVE AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE IN THE COURTS REFERENCED IN CLAUSE (i) ABOVE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

Address of Borrower:	LAURITZEN CORPORATION
One First National Center 16th and Dodge Streets Omaha, NE 68102
47-0444651	By:	/s/ DANIEL K. O'NEILL Daniel K. O'Neill Executive Vice President

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  EXHIBIT A
PROMISSORY NOTE (SECURED)